UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2012

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Offering of Senior Notes

On August 6, 2012, SandRidge Energy, Inc. (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”), by and among the Company, certain subsidiary guarantors named therein (the “Guarantors”), and Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC (the “Representatives”), as representatives of the several initial purchasers, relating to the issuance and sale of $275,000,000 in aggregate principal amount of the Company’s 7.5% Senior Notes due 2021 (the “2021 Notes”) and $825,000,000 in aggregate principal amount of the Company’s 7.5% Senior Notes due 2023 (the “2023 Notes” and, together with the 2021 Notes, the “Notes”). The 2021 Notes were priced at 101.625% of par (plus accrued interest from March 15, 2012), resulting in a yield to maturity of 7.24%. The 2023 Notes were priced at 99.5% of par, resulting in a yield to maturity of 7.57%. The gross proceeds to the Company are expected to be $279,468,750 from the sale of the 2021 Notes and $820,875,000 from the sale of the 2023 Notes, and the Company expects to receive $1,080.5 million of net proceeds from the offering after deducting the initial purchasers’ discounts and estimated offering expenses, but disregarding accrued interest on the 2021 Notes paid by the purchasers.

The sale of the Notes is expected to close on August 20, 2012. The Company intends to use the net proceeds of the offering to fund the aggregate tender price of its pending tender offer for up to $350.0 million in aggregate principal amount of its Senior Floating Rate Notes due 2014, including payment of the accrued, unpaid interest on such notes in connection with the tender offer (the “2014 Notes”), and for general corporate purposes, including funding its capital expenditure program. To the extent that less than all of the outstanding 2014 Notes are tendered, or in the event the tender offer for the 2014 Notes is not consummated, the Company intends to use a portion of net proceeds from this offering to redeem or repurchase any or all of the 2014 Notes remaining outstanding, although the selection of any particular redemption date is in its discretion. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The 2021 Notes are being offered as additional notes under the Indenture dated March 15, 2011, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee. In connection with the closing of the sale of the 2021 Notes, the Company also intends to enter into a Registration Rights Agreement, among the Company, the Guarantors and the Representatives, relating to the 2021 Notes. In connection with the closing of the sale of the 2023 Notes, the Company intends to enter into (i) an Indenture, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, and (ii) a Registration Rights Agreement, among the Company, the Guarantors and the Representatives, each relating to the 2023 Notes.

The Notes are being offered and sold to the several initial purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers intend to sell the Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S.

The initial purchasers and certain of their affiliates have provided, and may in the future provide, financial advisory, investment banking and commercial banking services in the ordinary course of business to the Company, the Guarantors and certain of the Company’s affiliates, for which they receive customary fees and expense reimbursement. Affiliates of the initial purchasers are lenders under the Company’s senior credit facility.

Item 8.01 – Other Events

On August 6, 2012, the Company issued a press release announcing the pricing of the Notes. A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K pursuant to Rule 135c under the Securities Act.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain statements, including those relating to the closing of the offering of the Notes, as well as statements containing words like “expected,” and other similar expressions, which are forward-looking statements that involve a number of risks and uncertainties. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including the risk that the transaction described above may not be completed. These risks and uncertainties include, but are not limited to those detailed from time to time in our periodic filings with the Securities and Exchange Commission.

Investors are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated August 6, 2012, by and among SandRidge Energy, Inc., certain subsidiary guarantors named therein, and Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several initial purchasers.

99.1	Press release, dated August 6, 2012, announcing the pricing of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)

Date: August 10, 2012	By:	/s/ James D. Bennett
James D. Bennett
Executive Vice President and Chief Financial Officer

Signature Page to 8-K (Purchase Agreement)